INVESTOR PRESENTATION z Data as of June 30, 2020 - Unless otherwise noted.

Forward-Looking Statements This presentation may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results. In addition, management’s Q3 2020 Outlook contained herein is comprised of forward-looking statements. Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, they are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and other current and periodic reports, which have been or will be filed with the Securities and Exchange Commission and are or will be available in the Investor Relations section of the Corporation’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov ). The Corporation uses certain non-GAAP financial measures in this presentation. These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation. 2

Why Fulton?  Deep Executive Bench with Continuity  Valuable Franchise in Attractive Markets  Relationship Banking Strategy Focused on the Customer Experience  Granular, Well-Diversified Loan Portfolio  Attractive Core Deposit Profile  Solid Asset Quality and Reserves  Prudent Expense Management with Opportunities to Improve  Strong Capital Position  Strong and Diverse Liquidity Position 3

Deep Executive Bench With Continuity Years in Financial Prior Name Position Years at Fulton Services Experience Phil Wenger Chairman/CEO 41 41 Various roles since joining in 1979 Curt Myers President/COO 30 30 Various roles since joining in 1990 PwC, Banking and Investment Banking; Joined Mark McCollom (1) Chief Financial Officer 2 32 Fulton in November 2017 Meg Mueller Head of Commercial Banking 24 34 Various roles since joining in 1996 Angela Snyder Head of Consumer Banking 18 35 Various roles since joining in 2002 Angie Sargent Chief Information Officer 28 28 Various roles since joining in 1992 Betsy Chivinski (2) Chief Risk Officer 26 38 Various roles since joining in 1994 (1) Includes years of service in public accounting and investment banking as a financial services industry specialist. 4 (2) Includes years of service in public accounting as a financial services industry specialist.

A Valuable Franchise

- ~220 financial centers throughout the Mid-Atlantic
- Asset size of $24.6 billion
- 3,500+ team members (3,460 FTEs [1])
- Market capitalization of ~ $1.7 billion [2]
- Opportunity to meaningfully grow our market share[3]
  - *~16.5% deposit market share across the 15 counties where we have a Top 5 deposit market share; Represents 57% of our total deposits*
  - *~1.0% deposit market share across the 38 counties where we <u>do not</u> have a Top 5 deposit market share; Represents 43% of our total deposits*



Lycoming
Columbia
Montour
Centre
Union
Snyder
Northumberland
Schuylkill
Northampton
Lehigh
Warren
Morris
Hunterdon
Somerset
Middlesex
Mercer
Monmouth
Dauphin
Lebanon
Berks
Bucks
Montgomery
Cumberland
Lancaster
Chester
Philadelphia
Ocean
Burlington
Camden
Gloucester
Salem
York
Washington
Cecil
New Castle
Atlantic
Baltimore
Frederick
Baltimore City
Cumberland
Howard
Montgomery
Anne Arundel
Prince Georges
Sussex
Fairfax
Albemarle
Henrico

(1) Average full-time equivalent employees. (2) Shares outstanding and closing price as of June 30, 2020 (3) Data as of June 30, 2019 per S&P Global Market Intelligence ; Map includes Fulton Financial counties with a financial center and/or a loan production office ("LPO"), and incorporated cities in MD and VA with a financial center and/or LPO and removes online only bank deposits.

FULTON FINANCIAL CORPORATION

5

Strong Position In Attractive & Stable Markets

Metropolitan Statistical Area (MSA)	Fulton Financial Corporation Market Rank	Fulton Financial Corporation Total Active Branches 2019	Fulton Financial Corporation Total Deposits 2019 ($000)	Fulton Financial Corporation Total Deposit Market Share 2019	Market Total Active Branches 2019	Market Total Deposits 2019 ($000)	Market Median Household Income Current ($)	Projected Household Income Growth	Projected Market Population Growth
Lancaster, PA	1	24	3,228,191	27.66%	181	11,671,747	69,608	11.38%	2.04%
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	14	56	3,299,399	0.79%	1,601	418,987,025	74,223	11.20%	1.26%
Allentown-Bethlehem-Easton, PA-NJ	4	21	1,499,163	8.61%	240	17,410,952	69,431	9.00%	1.58%
New York-Newark-Jersey City, NY-NJ-PA	62	24	1,358,751	0.08%	5,070	1,645,630,716	82,805	12.53%	0.77%
Baltimore-Columbia-Towson, MD	11	17	1,049,259	1.41%	658	74,304,274	84,221	9.33%	1.94%
York-Hanover, PA	3	12	1,010,021	13.19%	126	7,658,433	69,716	9.62%	1.69%
Harrisburg-Carlisle, PA	7	10	842,850	5.29%	182	15,922,557	69,485	7.97	2.17%
Lebanon, PA	1	8	782,242	33.99%	40	2,301,438	63,465	8.45%	2.89%
Reading, PA	6	9	682,100	4.11%	112	16,604,892	66,616	9.71%	1.38%
Hagerstown-Martinsburg, MD-WV	2	9	506,424	12.73%	80	3,979,699	62,916	7.12%	3.11%
Top 10 Fulton Financial Corporation MSAs (1)		***190***	***14,258,400***	***0.64%***	***8,290***	***2,214,471,733***	***71,249***	***9.63%***	***1.88%***
Total Franchise		***230***	***16,493,305***	***0.65%***	***11,070***	***2,550,346,666***	***71,983***	***10.19%***	***1.73%***
Nationwide							***66,010***	***9.87%***	***3.27%***

__Note:__ Data as of June 30, 2019 per S&P Global Market Intelligence.

(1) Median HH Income, 2020 – 2025 Projected Population Change and Projected HH Income Change are weighted by deposits in each MSA.

6

FULTON FINANCIAL CORPORATION

Extending Footprint Into Fast Growing Urban Markets

Philadelphia, PA County Deposit Market Share – Top 20

Total Deposit Rank 2019	Regulatory Industry	Parent Company Name	Total Active Branches 2019	Total Deposits 2019 ($000)	Total Deposit Market Share 2019 (%)
1	Bank	Wells Fargo & Co.	39	11,615,910	23.35
2	Bank	PNC Financial Services Group Inc.	38	9,302,303	18.70
3	Bank	Bank of America Corp.	18	8,686,901	17.46
4	Bank	Citizens Financial Group Inc.	46	7,237,769	14.55
5	Bank	Toronto-Dominion Bank	21	3,480,879	7.00
6	Bank	Banco Santander SA	20	2,232,221	4.49
7	Thrift	WSFS Financial Corp.	13	1,362,418	2.74
8	Savings Bank	Firstrust Savings Bank	5	875,291	1.76
9	Bank	M&T Bank Corp.	6	819,766	1.65
10	Bank	Republic First Bancorp Inc.	7	679,981	1.37
11	Thrift	Prudential Bancorp Inc.	8	669,678	1.35
12	Bank	Univest Financial Corp.	7	472,309	0.95
13	Bank	Truist Financial Corp.	11	457,406	0.92
14	Bank	HSBC Holdings PLC	2	305,731	0.61
15	Bank	Bryn Mawr Bank Corp.	5	198,793	0.40
16	Bank	S&T Bancorp Inc.	2	173,029	0.35
17	Bank	Asian Financial Corp.	2	167,100	0.34
18	Savings Bank	United Savings Bank	3	161,887	0.33
19	Bank	Hyperion Bank	1	133,407	0.27
20	Thrift	William Penn	4	128,762	0.26
		All Others	31	589,680	1.19
		Total	289	49,751,221	100.00

Commentary

- Philadelphia is a natural extension of our current footprint
  - Opened 3 financial centers in 2019
  - 1 financial center targeted to open in 2021
- No bank of Fulton's size in Philadelphia
  - The top 5 banks have ~80% of the deposit market share
  - Presents a tremendous growth opportunity for Fulton
- Health Care, Technology and Professional Services are major economic forces, which are target business segments for Fulton
- The Philadelphia-Camden-Wilmington MSA is a large economic region with GDP of over $440bn, and is the 8th largest metropolitan area in the U.S[(1)]
- Baltimore is another targeted area for growth
  - Opened 1 financial center and 1 loan production office in 2019; 1 financial center in 2020
  - 2 financial centers opening in 2021

Note: Deposit data as of June 30, 2019 per S&P Global Market Intelligence (excludes non-retail deposits and closed/proposed branches).

(1) 2018 advance statistics; source: U.S. Bureau of Economic Analysis.

7

FULTON FINANCIAL CORPORATION

Strategic Initiatives Support Our Relationship Banking Strategy

Purpose — We Change Lives for the Better

Strategic Filter

- SIMPLIFY ON THE INSIDE
- DIFFERENTIATE ON THE OUTSIDE
- EXECUTE WITH EXCELLENCE

GROWTH STRATEGIES
- Investing in talent for growth in targeted markets and businesses.
- Investing in digital capabilities to enable Fulton to incrementally acquire new relationships and cross-sell existing clients and leverage customer intelligence capabilities.
- Differentiating Fulton in serving all segments of communities through execution and expansion of Fulton Forward®.
- Implementing new branch formats/designs.



Our Culture - Fulton Experience
Consumer
Commercial
Customer & Community
Fulton Forward®

OPERATIONAL EXCELLENCE
- Advancing business line structure and charter consolidation.
- Focus on consistency and effectiveness across all operations areas through enterprise process design, improvement and automation (workflow, RPA, AI).
- Developing an enterprise technology strategy including defining the future state platform and execution roadmap.

EFFECTIVE RISK MANAGEMENT AND COMPLIANCE
- Sustaining risk management, compliance and systems to ensure stakeholder expectations are met.
- Implementing technology enhancements to limit manual controls and enable on-going monitoring.

Outcomes

- GROWTH
- OPERATIONAL EXCELLENCE
- RISK & COMPLIANCE

TALENT STRATEGY & TECHNOLOGY STRATEGY

8

FULTON FINANCIAL CORPORATION

Fulton Has Made Significant Investments To Enhance Its Digital Capabilities Commercial Online Commercial Loan Mortgage Loan NewPurchaseBanking Website Platform Origination System Origination System 2017 2019 2020  Best-in-class online platform for  Streamlines commercial  Cloud-based loan origination customers to track, manage, and underwriting process to condense system with a network of grow their business timeline from application to close integrated partners  Integrates easily with other  Integrates with CRM platform to  Provides an enhanced customer platforms such as QuickBooks® streamline processes and keep experience with the right blend of customers more informed human interaction and mobile technology 9

Optimizing Our Branch Network Optimizing our financial center network has:  Moved us towards multiple financial center types vs. a one-size-fits-all model  Given us greater ability to re-invest in people & digital transactions  Oriented the financial center as a primary touchpoint enabling higher- value activities geared towards advice and sales  Created greater focus on customer experience in the financial centers  Closed 44 financial centers and upgraded 56 financial centers to the new format since 2014 10 Note: Closed financial center information is net of new openings as of June 30, 2020.

Granular, Well-Diversified Loan Portfolio  Average Loans YTD 6/2020 are up 8.2% compared to YTD 6/2019  Excluding PPP loans, average loans YTD 6/2020 are up 4.2% compared to YTD 6/2019  Yields had risen for several years but declined in 2020. $18.0 $17.6 5.00% $16.4 $0.8 $15.8 $0.9 $16.0 $0.7 $15.2 $0.6 $0.9 $14.1 $0.5 (1) Yield Portfolio Loan Total $1.0 $2.7 4.50% $14.0 $0.4 $0.9 $2.4 4.55% $0.8 $1.8 $2.0 4.38% $1.3 $12.0 $1.5 $1.4 $1.5 4.07% $1.6 4.00% $1.7 $10.0 3.95% 3.86% $5.1 $4.2 $4.3 $4.5 $8.0 Average Loan Portfolio Balances $4.2 3.50% $6.0 $6.3 $6.5 $6.8 $5.6 $6.2 $4.0 3.00% 2016 2017 2018 2019 YTD 6/2020 ($ IN BILLIONS) Comm'l Mtg Comm'l Home Equity Res Mtg Construction Consumer/Other FTE loan yield (1) Note : Loan portfolio composition is based on average balances for the years ended December 31, 2016 to 2019 and the six months ended June 30, 2020. 11 (1) Presented on a fully-taxable equivalent (“FTE”) basis using a 21% and 35% federal tax rate and statutory interest expense disallowances in the 2018 through 2020 periods and the 2016 through 2017 periods, respectively .

Attractive Core Deposit Profile  Steady growth in core deposits  Average Deposits for YTD 6/2020 are up 11.5% compared to YTD 6/2019 0.79% $20.0 0.80% $18.2 $18.0 $16.8 $1.5 0.70% $ $15.8 $16.0 $14.6 $15.5 $0.1 $1.5 0.60% $- $1.4 $- $1.5 $14.0 $1.4 $3.8 0.55% $3.5 (1)Costs Deposit $3.0 $3.0 0.50% $12.0 $2.7 0.48% $10.0 0.37% $4.0 $4.9 0.40% $4.4 $3.6 $8.0 $3.8 0.31% 0.30% Average Average Deposit Balances $6.0 $4.2 $4.4 $4.3 $4.2 $5.0 0.20% $4.0 0.10% $2.0 $2.8 $2.7 $2.7 $2.9 $2.7 $- 0.00% 2016 2017 2018 2019 YTD 6/2020 ($ IN BILLIONS) Time Non-Int DDA Int DDA Money Mkt Savings Brokered Deposits Costs (1) Note : Deposit composition is based on average balances for the years ended December 31, 2016 to 2019 and six months ended June 30, 2020. Average brokered deposits were $49 million for 2017, 12 $122 million for 2018, $245 million for 2019 and $293 million for YTD 6/2020. Core Deposits equal total deposits less brokered and time deposits. (1) Deposit costs calculated by dividing interest expense on interest-bearing deposits by total average deposits.

Solid Asset Quality And Reserves

Commentary

- Growth in allowance for credit losses in 2020 reflects impact of COVID-19 and adoption of CECL[1]
- We are mindful of where we are in the economic cycle, including considerations for COVID-19 and are continuing to assess and analyze the loan portfolio for signs of weakness or stress
- Agriculture portfolio is an area we have been monitoring carefully over the last couple of years due to compressed commodity prices
  - ~$1bn in balances, with dairy having the largest concentration (~30%)
  - ~70% family farms/~30% Agribusiness

Non-Performing Loans (NPLs) & Allowance/Loans



Non-Performing Loans
$150.0
$125.0
$100.0
$75.0
$50.0
$25.0
$0.0
1.75%
1.50%
1.25%
1.00%
0.75%
0.50%
$131.6
$134.8
$139.7
$141.2
$139.8
1.24%
1.17%
1.12%
0.97%
1.37%
2016
2017
2018
2019
YTD 6/2020(1)
NPL
Allowance/Loans

($ IN MILLIONS)

(1) *Effective January 1, 2020, Fulton adopted Accounting Standards Update 2016-13, "Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments," referred to as the current expected credit loss model ("CECL"). This accounting standard requires that credit losses for financial assets and off-balance-sheet ("OBS") credit exposures be measured based on expected credit losses, rather than on incurred credit losses as in prior periods.*

13

FULTON FINANCIAL CORPORATION

Prudent Expense Management With Opportunities To Improve Commentary Efficiency Ratio (FTE) 71.0%  Low rate environment and continued buildout of our 69.0% 67.0% compliance, risk and technology infrastructures were 65.0% the primary drivers of the increase in the efficiency 63.0% 61.0% ratio in 2015 ~ $730 59.0% million 57.0%  Positive operating leverage from 2016 through 2019 ~ $610 2014Y 2015Y 2016Y 2017Y 2018Ymillion 2019Y YTD reduced the efficiency ratio 6/2020 o Closed 44 financial centers, net of new openings, Non-Interest Expenses / Average Assets since 2014 3.00%  Our efficiency ratio (FTE) was 65.4% (1) for the first half 2.90% of 2020, just outside our goal of 60.0% - 65.0% 2.80%  Opportunities exist to gain efficiencies as we continue 2.70% to: 2.60% 2.50% o Optimize our delivery channels o Upgrade and leverage technology 2.40% 2014Y 2015Y 2016Y 2017Y 2018Y 2019Y YTD 6/2020(2) (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. 14 (2) Annualized.

Strong Capital Position COMMENTARY CAPITAL RATIOS (1)  Capital position remains strong 16.00% 13.8%  Suspended share repurchases in Mid- 14.00% March 12.00% $622 10.00% 9.5% 9.5%  Dividend elected to remain at $0.13 $195 quarterly 8.00% 7.6% $479 6.00% $619  Raised $375 million of subordinated debt 4.00% in Q1 2020 2.00% Tier 1 Leverage Tier 1 Risk Based CE Tier 1 Total Risk-Based Regulatory Minimums Excess(2)  Internal stress analyses indicate sufficient capital currently 1) Regulatory capital ratios as of June 30, 2020. 15 2) Excesses shown are to regulatory minimums, including the 250 basis point capital conservation buffer, except for Tier 1 Leverage which is the well-capitalized minimum. Dollars are in millions.

CREDIT DISCLOSURES – ADDITIONAL DETAIL ON DEFERRALS AND SELECT INDUSTRIES (DATA AS OF AUGUST 2020; ALL INDUSTRY CLASSIFICATIONS BASED ON NAICS CODES)

Commercial P&I Deferrals Have Declined by 88% to 2% of the Commercial Portfolio Commercial Portfolio ------------------- P&I Deferrals $ -------------------- As of 8/31/2020 Portfolio Balance Total (1) 2nd Round Active (2) ($'s in MMs) ($'s in MMs) (% of Bal) ($'s in MMs) (% of Bal) C&I Portfolio$ 6,652 $ 1,179 17.7%$ 131 2.0% CRE Portfolio 5,405 981 18.1% 136 2.5% PPP 1,960 - 0.0% - 0.0% Commercial Portfolio$ 14,017 $ 2,160 15.4%$ 267 1.9% (1) Represents the portion of the portfolio balance as of August 31, 2020 that consists of loans that had entered into COVID-19 pandemic-related payment deferral arrangements at any time, including loans for which the payment deferral arrangements expired prior to August 31, 2020 and were not subsequently renewed or extended, and loans for which initial payment deferral arrangements expired prior to August 31, 2020 and the payment deferral arrangements were subsequently renewed or extended. (2) Represents the portion of the portfolio balance as of August 31, 2020 that consists solely of loans for which initial COVID-19 pandemic-related payment deferral arrangements expired prior to August 31, 2020 and the payment deferral arrangement were subsequently renewed or extended. 17

Selected Industries With Heightened Risk Due to COVID-19 Commercial Portfolio – Selected Industries (1) 8/31/20 Special Special Substandard Substandard Balance Avg Loan NPL $ NPL % Pass $ Pass % Mention $ Mention % or Lower $ or Lower % # Hotels $367,051 $3,059 $376 0.1% $287,778 78.4% $70,026 19.1% $9,247 2.5% # Food Services and Drinking Places $103,792 $251 $1,907 1.8% $90,547 87.2% $8,104 7.8% $5,140 5.0% # Arts, Entertainment, and Recreation $285,640 $1,166 $5,216 1.8% $263,164 92.1% $13,654 4.8% $8,823 3.1% # Health Care and Social Assistance $974,166 $924 $1,041 0.1% $910,973 93.5% $52,261 5.4% $10,932 1.1% 44-45Retail Trade $648,461 $688 $8,292 1.3% $614,269 94.7% $14,016 2.2% $20,176 3.1% Energy $122,670 $604 $4,838 3.9% $114,703 93.5% $2,129 1.7% $5,839 4.8% Total Selected Industries $2,501,779 $840 $21,671 0.9% $2,281,433 91.2% $160,190 6.4% $60,156 2.4% Other Commercial (Includes Leases) $11,515,498 $397 $77,082 0.7% $10,687,156 92.8% $299,096 2.6% $250,634 2.2% Total Commercial Portfolio (Includes Leases) $14,017,277 $438 $98,753 0.7% $12,968,589 92.5% $459,286 3.3% $310,790 2.2% in thousands (1) Commercial Portfolio consists of Commercial and Industrial, Commercial Mortgage, and Construction loans to commercial borrowers. Note: "Pass," "Special Mention" and 18 "Substandard or Lower" are the Corporation's internal risk rating categories. Please see Note 1 - Basis of Presentation in the Corporation's Form 10-Q for the quarter ended June 30, 2020 for a description of these categories.

Complete Hotel Portfolio Reviewed With Updated Risk Ratings As of August 31, 2020 • As of August 31, 2020, 60 hotel loans totaling $367 Hotel Portfolio, By flag million or 2.6% of the portfolio. Other IHG 22% 21% • Average loan size of $3.0 million. • Approximately 65% of the hotel loans are in a COVID-19 Marriott 16% deferral. Hyatt Hilton 7% • Concentration in hotels that primarily rely on leisure 28% Choice 6% segments in “drive-to” markets, which have been IHG Marriott Hyatt Choice Hilton Other recovering faster than those dependent on air travel. Hotel Portfolio, By Type • 74% of hotel loan portfolio consists of limited service Extended Stay Full-Service hotels / extended stay hotels which typically have lower 6% 26% operating costs. Limited- • Most loans are backed by experienced hotel operators Service 68% with positive global cash flow and liquidity. Majority of the loans include a personal guaranty from the Full-Service Limited-Service Extended Stay principal(s). 19

Food Services/Restaurant Portfolio Reflects Diversity In Size, Type And Geography As of August 31, 2020 14% • Food Services portfolio just $104 million. • Diversified and granular portfolio with average loan 40% size of $250 thousand. 17% • Geographically dispersed exposure, with most destinations now open, subject to government capacity limits. 29% Full-Service Restaurants Food Services & Drinking Places Cafeteria & Limited Service Specialty & Caterers 20

Arts and Entertainment: Portfolio Risk Assessment Shows Reasonable Ability To Perform Given Current Environment As of August 31, 2020 3% 3% • Portfolio of $286 million. 4% • Diverse portfolio with average loan size of $1.1 12% million. 37% • Largest sub-sector includes fitness centers. 80% of fitness portfolio comprised primarily of 10% regional YMCA facilities across five-state footprint, which are open and operating as well as providing social and youth support activities during pandemic. 17% 14% • Performing Arts Promoters, Theater & Performing Arts and Spectator & Sports Teams portfolios Fitness and Recreational Sports Centers Marinas reviewed and reflect reasonable ability to Golf Courses & Country Clubs Performing Arts Promoters perform given current environment. Other Arts, Entertainment & Recreation Theater & Performing Arts Museums & Amusement Spectator & Sports Teams 21

Healthcare: CCRC’s Show Solid Occupancy, Performance And Continue To Have Waiting Lists As of August 31, 2020 • Portfolio of $974 million. 3% 11% • Healthcare portfolio granular and diverse. • Largest exposure is Nursing and Continuing Care facilities, which are primarily non-profit, religious-affiliated facilities 43% across five state footprint. Specific characteristics include: 20% o 90-95% Occupancy at most facilities. o Lengthy waiting lists. o Demographics reflect continued demand. 23% o Minimal non-pass exposure Nursing, Consulting Care & Rehab Facilities • General Medical and Surgical Hospital exposure is primarily General Medical & Surgical Hospitals to investment grade regional medical systems. Physician Offices Vocational, Youth & Family Services Ambulatory & Diagnostic Facilities 22

Retail Exposure Includes Significant Auto Dealership Portfolio That Has Rebounded Nicely As of August 31, 2020 2% 1% 1% 2% 4% • Portfolio of $649 million. 5% 5% • Approximately $450 million in Auto and 13% Equipment Dealership exposure. Retail New and Used car sales are strong. 67% • Remaining portfolio granular and diverse. Stores are open and operating. Vehicle Dealer & Parts Electronics & Home Centers General Merchandise Stores Food Stores Home Furnishings Stores Nonstore Retailers & Direct Sell Health & Personal Care Stores Sporting Goods & Hobby Clothing & Jewelry Stores 23

Energy Portfolio Detail: No Direct Exposure To Upstream Or Midstream; Downstream Comprised Of Oil And Gasoline Retail Distribution As of August 31, 2020 • Upstream - Exploration and production sector. Includes searching for crude oil and natural gas fields, drilling of exploratory wells, and drilling and operating wells to bring crude oil and/or raw natural Energy gas to the surface. Balance • Midstream - Involves the transportation (by Upstream $0 pipeline, rail, barge, oil tanker or truck), storage, and Midstream $0 wholesale marketing of crude or refined petroleum products. Downstream $50,274 • Downstream - Refers to the refining of petroleum Drilling and Field Services $1,639 crude oil and the processing and purifying of raw Petrochemicals $70,757 natural gas, as well as the marketing and distribution of products derived from crude oil and natural gas. Equipment $0 The downstream sector touches consumers through Integrated Companies $0 products such as gasoline, kerosene, jet fuel, diesel oil, heating oil, fuel oils, lubricants, waxes, asphalt, Total $122,670 natural gas, and liquefied petroleum gas (LPG) as well as hundreds of petrochemicals. Petrochemicals in thousands are broken out separately for this exercise. 24

RECENT FINANCIAL PERFORMANCE & HIGHLIGHTS

Income Statement Summary Change From 2Q20 1Q20 2Q19 (dollars in thousands, except per-share data) Net Interest Income $ 152,754 $ (7,992) $ (11,790) Provision for Credit Losses 19,570 (24,460) 14,545 Non-Interest Income 52,917 (1,681) (1,223) Securities Gains 3,005 2,959 2,829 Non-Interest Expense 143,006 454 (1,162) Income before Income Taxes 46,101 17,293 (23,566) Income Taxes 6,542 3,781 (3,345) Net Income $ 39,559 $ 13,512 $ (20,221) Net income per share (diluted) $ 0.24 $ 0.08 $ (0.11) ROA (1) 0.66% 0.19% (0.48)% ROE (2) 6.89% 2.41% (3.53)% ROE (tangible) (3) 8.99% 3.15% (4.61)% Efficiency ratio (3) 66.4% 1.9% 2.1% 26 (1) ROA is return an average assets determined by dividing net income for the period indicated by average assets, annualized. (2) ROE is return on average shareholders’ equity determined by dividing net income for the period indicated by average shareholders’ equity, annualized. (3) Non -GAAP financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non -GAAP Reconciliation” at the end of this presentation .

Net Interest Income And Margin AVERAGE INTEREST-EARNING ASSETS & YIELDS ($ IN BILLIONS) NET INTEREST INCOME & NET INTEREST MARGIN (1) ($ IN MILLIONS) ~ $730 million ~ $610 million AVERAGE LIABILITIES & RATES ($ IN BILLIONS) 27 (1) Using a 21% federal tax rate and statutory interest expense disallowances.

Asset Quality ($ IN MILLIONS) PROVISION FOR CREDIT LOSSES NON-PERFORMING LOANS (NPLS) & NPLS TO LOANS NET CHARGE-OFFS (NCOS) AND NCOS TO AVERAGE LOANS ALLOWANCE FOR CREDIT LOSSES (ALLOWANCE) (1) TO NPLS & LOANS (1) The allowance for credit losses (“ACL”) relates specifically to "Loans, net of unearned income" and does not include the ACL related to off-balance-sheet credit 28 exposures. The company adopted ASU 2016-13 (CECL), effective January 1, 2020.

Non-Interest Income (1) Three months ended June 30, 2020 2Q20 1Q20 Change (percent of total non-interest income) (dollars in thousands)  Wealth Management $ 13,407 $ 15,055 $ (1,648)  Mortgage Banking 9,964 6,234 3,730  Consumer Banking 9,138 11,239 (2,101)  Commercial Banking 16,748 18,419 (1,671)  Other 3,660 3,651 9 Total $ 52,917 $ 54,598 $ (1,681) Non-interest income (1) decreased 3% from 1Q20 Decreases in:  Brokerage income  Overdraft fees  Other service charges on deposits for commercial customers Increases in:  Mortgage banking – $10.3 million increase in gains on mortgage loan sales (higher refinance activity), partially offset by $6.6 million valuation allowance on MSRs. 29 (1) Excludes investment securities gains.

Non-Interest Expense Three months ended June 30, 2020 (percent of total non-interest expense) 2Q20 1Q20 Change (dollars in thousands)  Salaries and Benefits $ 81,012 $ 80,228 $ 784  Occupancy 13,144 13,486 (342)  Data Processing and Software 12,193 11,645 548  Other Outside Services 7,600 7,881 (281)  Prepayment Penalty on FHLB Advances 2,878 — 2,878  Other 26,179 29,312 (3,133) Total $ 143,006 $ 142,552 $ 454 Non-interest expense increased slightly from 1Q20 Increases in:  Additional bonus and overtime expenses  Prepayment Penalty on FHLB Advances recorded in 2Q20 Decreases in:  Professional fees and FDIC insurance expense 30

Q3 2020 Outlook All previous guidance for 2020 has been withdrawn due to the impact from COVID-19. At this time, select guidance for the third quarter of 2020 will be provided on the following areas in comparison to second quarter of 2020 actual results, except effective tax rate is the expected range of the effective tax rate for the third quarter of 2020. Updates to the guidance for the third quarter of 2020 released on July 19, 2020 have been underlined: • Loans: Overall loan growth expected to be 1 - 3%. • Deposits: Overall deposit growth expected to be 4 - 5%. • Net Interest Income : In the range of $151 - $154 million. • Non-Interest Income: Strong growth from second quarter, fueled by mortgage banking revenues, in the range of $61 - $65 million. • Non-Interest Expense: Consistent with second quarter 2020, in the range of $139 - $142 million. • Effective Tax Rate: Between 11.5% - 12.5% 31

APPENDIX

Average Loan Portfolio And Yields Change in 2Q 2020 Balance From Yield From Balance Yield 1Q 2020 2Q 2019 1Q 2020 2Q 2019 (dollars in millions) Real estate - commercial mortgage$ 6,876 3.47% $ 129 $ 452 (0.73%) (1.20%) Commercial & industrial 5,710 3.35% 1,263 1,269 (0.86%) (1.38%) Real estate - residential mortgage 2,770 3.88% 100 403 (0.09%) (0.21%) Real estate - home equity 1,271 3.91% (29) (133) (0.82%) (1.44%) Real estate - construction 941 3.53% 11 (2) (0.60%) (1.76%) Consumer 466 4.17% - 20 (0.17%) (0.21%) Equipment lease financing 285 3.44% 1 5 (0.88%) (1.01%) Other 13 - (3) 2 - % - % - Total Loans $ 18,332 3.52% $ 1,472 $ 2,016 (0.71%) (1.17%) 33 Note: Presented on an FTE basis, using a 21% federal tax rate and statutory interest expense disallowances. Average loan portfolio and yield are for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019.

Average Customer Funding And Rates Change In 2Q 2020 Balance From Rate From Balance Rate 1Q 2020 2Q 2019 1Q 2020 2Q 2019 (dollars in millions) Noninterest bearing demand$ 5,790 - % $ 1,483 $ 1,589 - % - % Interest-bearing demand 5,104 0.17% 454 918 (0.32%) (0.61%) Savings 5,446 0.25% 318 520 (0.31%) (0.61%) Brokered 312 0.54% 37 66 (1.03%) (2.04%) Time 2,625 1.71% (136) (191) (0.13%) (0.03%) Total Deposits 19,277 0.36% 2,156 2,902 (0.26%) (0.44%) Cash Management 547 0.23% 119 202 (0.35%) -0.54% Total Customer Funding$ 19,824 0.35% $ 2,275 $ 3,104 -0.27% (0.45%) 34

Non-Interest Income (1) $ Change from Q2 2020 Q1 2020 Q2 2019 Q1 2020 Q2 2019 (in thousands) Wealth management $ 13,407 $ 15,055 $ 14,153 (1,648) (746) Mortgage banking 9,964 6,234 6,593 3,730 3,371 Consumer banking: Card 4,966 4,685 5,047 281 (81) Overdraft 2,107 4,058 4,413 (1,951) (2,306) Other consumer banking 2,065 2,496 2,907 (431) (842) Total consumer banking 9,138 11,239 12,367 (2,101) (3,229) Commercial banking: Merchant and card 5,326 5,624 6,512 (298) (1,186) Cash management 4,503 4,742 4,638 (239) (135) Capital markets 5,004 5,075 4,053 (71) 951 Other commercial banking 1,914 2,978 3,815 (1,064) (1,901) Total commercial banking 16,747 18,419 19,018 (1,672) (2,271) Other 3,660 3,651 2,009 9 1,651 Non-Interest Income before Investment Securities Gains $ 52,916 $ 54,598 $ 54,140 (1,682) (1,224) 35 (1) Excluding investment securities gains.

Non-Interest Expense $ Change from Q2 2020 Q1 2020 Q2 2019 Q1 2020 Q2 2019 (in thousands) Salaries and employee benefits $ 81,012 $ 80,228 $ 78,991 $ 784 $ 2,021 Net occupancy 13,144 13,486 14,469 (342) (1,325) Data processing and software 12,193 11,645 11,268 548 925 Other outside services 7,600 7,881 11,259 (281) (3,659) Professional 3,331 4,202 2,970 (871) 361 Equipment 3,193 3,418 3,299 (225) (106) FDIC insurance 2,133 2,808 2,755 (675) (622) Marketing 1,303 1,579 2,863 (276) (1,560) Amortization of tax credit investments 1,450 1,450 1,492 - (42) Intangible amortization 132 132 107 - 25 Prepayment penalty on FHLB advances 2,878 - - 2,878 2,878 Other 14,637 15,723 14,695 (1,086) (58) Total Non-Interest Expense$ 143,006 $ 142,552 $ 144,168 $ 454 $ (1,162) 36

Non-GAAP Reconciliation Note : The Corporation has presented the following non-GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Three Months Ended Jun 30 Mar 31 Jun 30 2019 2020 2020 Return on Average Shareholders' Equity (ROE) (Tangible) Net income $ 59,779 $ 26,047 $ 39,559 Plus: Intangible amortization, net of tax 85 104 104 Net income (numerator) $ 59,864 $ 26,151 $ 39,663 Average shareholders' equity $ 2,301,258 $ 2,337,016 $ 2,309,133 Less: Average goodwill and intangible assets (535,301) (535,214) (535,103) Average tangible shareholders' equity (denominator) $ 1,765,957 $ 1,801,802 $ 1,774,030 Return on average shareholders' equity (tangible), annualized 13.60% 5.84% 8.99% 37

Non-GAAP Reconciliation

	Years Ended						Six Months Ended		Three Months Ended		
	2014	2015	2016	2017	2018	2019	Jun 30 2019	Jun 30 2020	Jun 30 2019	Mar 31 2020	Jun 30 2020
Efficiency ratio											
Non-interest expense	$ 459,246	$ 480,160	$ 489,519	$ 525,579	$ 546,104	$ 567,736	$ 281,992	$ 285,558	$ 144,168	$ 142,552	$ 143,006
Less: Intangible Amortization	(1,259)	(247)	-	-	-	(1,427)	(214)	(264)	(107)	(132)	(132)
Less: Amortization of tax credit investments	-	-	-	(11,028)	(11,449)	(6,021)	(2,983)	(2,900)	(1,492)	(1,450)	(1,450)
Less: Loss on redemption of trust preferred securities	-	(5,626)	-	-	-	-	-	-	-	-	-
Less: Prepayment penalty on FHLB advances	-	-	-	-	-	(4,326)	-	(2,878)	-	-	(2,878)
Non-interest expense (numerator)	$ 457,987	$ 474,287	$ 489,519	$ 514,551	$ 534,655	$ 555,962	$ 278,795	$ 279,516	$ 142,569	$ 140,970	$ 138,546
Net interest income (fully taxable-equivalent)	$ 532,322	$ 518,464	$ 541,271	$ 598,565	$ 642,577	$ 661,356	$ 334,360	$ 319,825	$ 167,796	$ 163,970	$ 155,854
Plus: Total Non-interest income	167,379	181,839	190,178	207,974	195,525	216,160	101,066	110,566	54,315	54,644	55,922
Less: Investment securities gains	(2,041)	(9,066)	(2,550)	(9,071)	(37)	(4,733)	(241)	(3,051)	(176)	(46)	(3,005)
Net interest income (denominator)	$ 697,660	$ 691,237	$ 728,899	$ 797,468	$ 838,065	$ 872,783	$ 435,185	$ 427,340	$ 221,935	$ 218,568	$ 208,771
Efficiency ratio	65.6%	68.6%	67.2%	64.5%	63.8%	63.7%	64.1%	65.4%	64.2%	64.5%	66.4%

38

FULTON FINANCIAL CORPORATION

www.fult.com